Exhibit 10.19

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of September 18, 2014, is entered into by and between UMED HOLDINGS, INC., a Texas corporation ("Company"), and TONAQUINT, INC., Utah corporation, its successors and/or assigns (“Investor').

Company and Investor are executing and delivering this agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $158,000.00 (the 'Note"), convertible into shares of common stock, $0.0001 par value per share, of Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forthsuch Note, and (it) a Warrant to Purchase Common Stock, in the form hereto as (the "Warrant").

c. This Agreement, the Note, the Warrant, and all other certificates, documents, agreements, resolutions and instilments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents".

D, For purposes of this Agreement: "Conversion Shan€' means all shares of Common Stock issuable upon conversion of all or any portion of the Note; "Warrant Shares" means all shares of Common Stock issuable upon the exercise of or pursuant to the Warrant; and "Securities" means the Note, the Conversion Shares, the Warrant and the Warrant Shares.

NOW, THEREFORE Company and Investor hereby agree as follows:

l . Purchase and Sale of Securities.

1.1 Purchase of Securities. Company shall issue and sell to Investor and Investor agrees to purchase from Company the Note and the Warrant. In consideration thereon Investor shall pay the Purchase Price to Company. For the avoidance of doubt, the Purchase Price constitutes payment in full for the Warrant.

1.2.              Form of Payment On the Closing Dates Investor shall pay the Purchase Price to Company against delivery of the Note and the Warrant

1.3.              Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the "Closing Date") shall be 5:00 p.m., Eastern Time on or about September 18, 2014, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at the offices of Investor unless otherwise agreed upon by the parties.

1.4   Collateral for the Note. The Note shall not be secured.

1.5. Original Issue Discount: Transaction Expenses. The Note carries an original issue discount of $14,000.00 (the "OID"). In addition, Company agrees to pay $4,000.00 to Investor to cover Investor's legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the "Transaction Expense Amount"), all of which amount is included in the initial principal balance of this Note. The "Purchase Price", therefore, shall be $140,000.00, computed as follows: $158,000 original principal balance, less the 00, less the Transaction Expense Amount.

2.                    Investor's Representations and Warranties Investor represents and warrants to Company that: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an “accredited investor" as that term is defined in Rule 501(a) of Regulation D of the 1933 Act,

3.                    Representations and Warranties of Company Company represents and warrants to Investor that'. (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company, (v) this Agreement* the Note, the Warrant, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency moratorium, and other similar laws affecting the enforcement of creditors' rights generally; (vi.) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company's formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock* or (c) to Company's knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company's properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any tender of Company is required to be obtained by Company for the issuance of the Securities to Investor; (viii) none of Company's filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, i.n light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) Company is not, nor has it ever been, a "'Shell Company," as such type of "issuer" is described in Rule 144(i)(1) under the [933 Act; (xi) Company has taken no action which would give rise to any claim by any person or entity for a brokerage commission, placement agent or finder's fees 01' similar payments by Investor relating to the Note or the transactions contemplated hereby; (xii) except for such fees arising as a result of any agreement or arrangement entered into by Investor without the knowledge of Company (an "Investor's Fee"), Investor shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor's employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys' fees) and expenses suffered in respect of any such claimed or existing fees (other than an Investor's Fee, if any), and (xiii) when issued, each of the Securities (including, without limitation, the Conversion Shares and the Warrant Shares), will be validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances.

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4.                    Company Covenants Until all Of Company's obligations hereunder are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company shall comply with the following covenants: (i) from the date hereof until the date that all the Conversion Shares and the Warrant Shares either have been sold by Investor, or may permanently be sold by Investor without any restrictions pursuant to Rule 144) Company shall timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States securities laws and regulations thereof applicable to Company or by the rules and regulations of its principal trading market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies, and, unless such filings are publicly available on the SEC's EDGAR system (via the SEC's web site at no additional charge), Company shall provide a copy thereof to Investor promptly after such filings; (ii) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days (as defined in the Note) thereafter, Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to Company as required in accordance with Rule 144, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (iii) the Common Stock shall be listed or quoted for trading on any of (a) the NYSE Amex, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, (e) the OTC Bulletin Board, (f) the OTCQX, or (g) the OTCQB; (iv) when issued, each of the Securities (including, without limitation, the Conversion Shares and the Warrant Shares), will be validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumberances and (Y) Company shall use the net proceeds received hereunder for working capital and general corporate purposes only; provided, however, Company will not use such proceeds to pay fees payable (A) to any broker or finder relating to the offer and sale of the Securities unless such broker, finder, or other party is a registered investment adviser or registered broker-dealer and such fees are paid in fun compliance with all applicable laws and regulations, or (B) to any other party relating to any financing transaction effected prior to the date hereof.

5. Conditions to Company's Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

5.1.                 Investor shall have executed this Agreement and delivered the same to Company,

5.2.                 Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor's Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions for investor's sole benefit and may be waived by Investor nt any time in its sole discretion:

6.1, Company Shall have executed this Agreement and delivered the same to Investor.

6.2.                  Company shall have delivered to Investor the duly executed Note and Warrant in accordance with Section I .2 above.

6.3.                  The Irrevocable Letter of Instructions to Transfer Agent shall have been delivered to and acknowledged in writing by Company's transfer agent (the "Transfer Agent") substantially in the fom attached hereto as

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6.4.                  Company shall have delivered to Investor fully executed Secretary's Certificate evidencing Company's approval of the Transaction Documents substantially in the form attached hereto as Exhibjt D.

6.5.                  Company shall have delivered to Investor a fully executed Share Issuance Resolution to be delivered to the Transfer Agent substantially in the form attached hereto as Exhibit E.

6.6.                  Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

7.                  Reservation of Shares. At all times during which the Note is convertible or the Warrant -is exercisable, Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Noe and full exercise of the Warrant. Company will at all times reserve at least (i) three (3) times the higher of (l) the Outstanding Balance (as defined in and determined pursuant to the Note) divided by the Lender Conversion Price (as defined in and determined pursuant to the Note), and (2) the Outstanding Balance divided by the Market Price (as defined in and determined pursuant to the Note), plus (ii) three times the number of Warrant Shares (as determined pursuant to the Warrant) deliverable upon full exercise of the Warrant (the "Share Reserve"), but in any event not less than 2,000,000 shares of Common Stock shall be reserved at all times for such purpose (the ''Transfer Agent Reserve"). Company further agrees that it will cause the Transfer Agent to immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 500,000 shares as and when requested by Investor in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. In furtherance thereof, from and after the date hereof and until such time that the Note has been paid in full and the Warrant exercised in full* Company shall require the Transfer Agent to reserve for the purpose of issuance of Conversion Shares under the Note and Warrant Shares under the Warrant, a number of shares of Common Stock equal to the Transfer Agent Reserve. Company shall further require the Transfer Agent to hold such shares of Common Stock exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor's delivery of a conversion notice under the Note or a Notice of Exercise under the Warrant. Finally, Company shall require the Transfer Agent to issue shares of Common Stock pursuant to the Note and the Warrant to Investor out of its authorized and unissued shares, and not the Transfer Agent Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Transfer Agent Reserve, The Transfer Agent shall only issue shares out of the Transfer Agent Reserve to the extent there are no Other Authorized shares available for issuance and then only with Investor's written consent.

8.                  Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein,

8. 1. Original Signature Pages. Each party agrees to deliver its original signature pages to the Transaction Documents to the other party within five (5) Trading Days of the date hereof. Notwithstanding the foregoing, the Transaction Documents shall be fully effective upon exchange of electronic signature pages by the parties and payment of the Purchase Price by Investor. For the avoidance of doubt, the failure by either party to deliver its original signature pages to the other party shall not affect in any way the validity or effectiveness of any of the Transaction Documents, provided that such failure to deliver original signatures shall be a breach of the party's obligations hereunder.

8.2.              Cross Default. Any Event of Default (as defined in the Note) by Company under the Note shall be deemed a default under this Agreement, and any default by Company under this Agreement will be deemed an Event of Default under the Note.

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8.3.              Governing Law: Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws, Each party consents to and expressly agrees that venue for Arbitration (as defined in Exhibit F) of any dispute arising out of or relating to any Transaction Document or the relationship of ffe parties or their affiliates shall be in Salt Lake County or Utah County, Utah). Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (b) expressly submits to the venue of any such court for the purposes hereof* and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper,

8.4.              Arbitration of Claims The parties shall submit all Claims (as defined in Exhibit E) arising under this Agreement or any other Transaction Document or other agreements between the patties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit E attached hereto (the "Arbitration Provisions"). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Agreement. By executing this Agreement, Company represents warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do go), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

8.5.              Calculation of Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as any arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Warrant Shares, Exercise Shares (as defined in the Warrant), Delivery Shares (as defined in the Warrant) Lender Conversion Price, Lender Conversion Shares (as defined in the Warrant) to be Installment Conversion Price (as defined in and determined pursuant to the Note), Installment Conversion Shares (as defined in the Note) to be delivered, Market Price, Conversion Shares, or the VWAP (collectively, "Calculations"), Company or Investor (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile or email with confirmation of receipt (a) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (b) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such determination or calculation within two (2) Trading Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to Company or Investor (as the case may be), then Investor shall, within two (2) Trading Days, submit via facsimile the disputed Calculation to an independent, reputable investment bank or accounting firm selected by Investor. Company shall cause the investment bank or accounting firm to perform the determinations or calculations (as the case may be) and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accounting firm's determination of the disputed Calculation shall be binding upon alt parties absent demonstrable error. The investment banker's or accounting firms fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, the parties shall each pay fifty percent (50%) of the applicable fee. In the event Company is the losing party, no extension of the Delivery Date shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents.

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8.6.              Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument, The parties hereto confirm that any electronic copy of another party's executed counterpart of a Transaction Document (or such party's signature page thereof) will be deemed to be an executed original thereof,

8.7, Headings. The headings of this Agreement are •for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement,

8.8, Severability In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law, Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.9.                  Entire Agreement; Amendments This Agreement and the instruments and exhibits referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters, No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

8.10.              Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail or (c) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days' advance written notice similarly given to each of the other parties hereto):

If to Company;

UMED Holdings, Inc.

Attn: Kevin Bentley

6628 Bryant Irvin Road, Suite 250

Fort Worth, Texas 16132

If to Investor:

Tonaquint, Inc, Attn: John Fife

303 East Wacker Drive, Suite 1200

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop, Suite 325

Lehi, Utah 84043

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8.1 1. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder Il)ay be assigned by Investor to a third party, including its financing sources, in whole or in part, without the need to obtain Company's consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

8.12, Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnity and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.13.              Company and Investor shall have the right to review a reasonable period of time before issuance of any press releases by the other party with respect to the transactions contemplated hereby.

8.14.              Further Assurances Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver alt such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carw out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.15,All rights, remedies, and powers in this Agreement and the Transaction Documents cumulative and not exclusive of any other rights or remedies, and shall be in addition to every offer right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company's failure to comply with the provisions of the Transaction Documents, Investor's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates and future share prices, Investor's increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note, the Warrant, and the other Transaction Documents ace intended by the parties to be, and shall be deemed, Liquidated damages (under Company's and Investor's expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144). The parties agree that such liquidated damages are a reasonable estimate of Investor's actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type, The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided* however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages,

8.16.          Ownership Limitation, Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents. if at any time Investor shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note)s then Company must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the "Ownership Limitation Shares" Company will reserve the Ownership Limitation Shares for the exclusive benefit of Investor. .From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares, For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the 1934 Act.

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8.17.          Attorneys' Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator's or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (a) the Note or Warrant is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration Or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect mounts due under the Note or to enforce the provisions of the Note or the Warrant; or (b) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company's creditors' rights and involving a claim under the Note or the Warrant; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganizations receivership or other proceeding, including, without limitation, attorneys' fees, expenses, deposition costs, and disbursements.

8.18.          Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar, No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.19.          Waiver of Jury Trial, EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDNG OR COUNTERCLAIM ARISTNG OUT OF OR m ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY

APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY'S RIGHT TO DEMAND TRIAL BY JURY.

8.20.          Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:	$158,000.00
Purchase Price:	$140,000.00

INVESTOR:

TONAQUINT

By:

John M. Fife, President